Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-271461, 333-228525, and 333-199022) and on Form F-3 (No. 333-275785) of Weibo Corporation of our report dated April 15, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/PricewaterhouseCoopers Zhong Tian LLP
Beijing, the People’s Republic of China
April 15, 2025